SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

MID-AMERICA APARTMENT COMMUNITIES, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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____________________________________________________________________________________
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MID-AMERICA APARTMENT COMMUNITIES, INC.

April 13, 2007

To our shareholders:

     You are invited to attend the 2007 Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc., or Mid-America, to be held at 1:00 p.m., Central Daylight Time, on Tuesday, May 22, 2007, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018. The Notice of Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, as well as other important information about Mid-America.

     During the meeting, management will review our recently completed 2006 fiscal year and provide a report on our progress, including recent developments. Shareholders will also have the opportunity to ask questions about Mid-America.

     Along with the other members of the Board of Directors and management, I look forward to greeting you at the Annual Meeting if you are able to attend.

Very truly yours,

H. ERIC BOLTON, JR.
President and Chief Executive Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 Poplar Avenue, Suite 300
Memphis, Tennessee 38138

____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday May 22, 2007
____________________

TIME, DATE & PLACE

     The 2007 Annual Meeting of Shareholders will be held at 1:00 p.m., Central Daylight Time, on Tuesday, May 22, 2007, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018.

ITEMS OF BUSINESS

     Shareholders will consider and vote on the following items at the Annual Meeting:

1.	To elect two Class I directors to serve until the 2010 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as Mid-America’s independent registered public accounting firm for 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

WHO MAY VOTE

     Shareholders of record at the close of business on Friday, March 16, 2007, are entitled to receive this notice and vote at the Annual Meeting.

HOW TO VOTE

     Your vote is important. Please refer to the proxy card and the accompanying proxy statement for information regarding your voting options. Even if you plan to attend the Annual Meeting, please take advantage of one of the advance voting options to assure that your shares are represented at the Annual Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement.

By Order of the Board of Directors

LESLIE B.C. WOLFGANG
Vice President, Director of External Reporting and
Corporate Secretary

Memphis, Tennessee
April 13, 2007
Whether or not you plan to attend the meeting, please submit your proxy prior to the meeting by following the instructions on the enclosed proxy card or voter instruction form. Shareholders who attend the Annual
Meeting may vote even if they have already sent in a proxy.

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 Poplar Avenue, Suite 300
Memphis, Tennessee 38138

______________________

PROXY STATEMENT FOR THE
2007 ANNUAL MEETING OF SHAREHOLDERS
______________________

     Mid-America Apartment Communities, Inc. is soliciting proxies, and your vote is very important. For this reason, the Board of Directors is requesting that you allow your shares to be represented at the Annual Meeting of Shareholders by the proxies named on the enclosed proxy card. In connection with our solicitation of proxies, we are mailing this proxy statement, the enclosed proxy card, our 2006 Annual Report, and our 2006 Annual Report on Form 10-K to all shareholders beginning on or about April 13, 2007.

     In this proxy statement, terms such as “we,” “us” and “our” refer to Mid-America Apartment Communities, Inc., which may also be referred to from time to time as the “Company” to distinguish it from its subsidiaries or other related entities.

INFORMATION ABOUT THE MEETING

When is the Annual Meeting?

     The Annual Meeting will be held on Tuesday, May 22, 2007, at 1:00 p.m., Central Daylight Time.

Where will the Annual Meeting be held?

     Our Annual Meeting will be held at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018.

What items will be voted on at the Annual Meeting?

     You will vote on the following matters:

1.	To elect two Class I directors to serve until the 2010 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as Mid-America’s independent registered public accounting firm for 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for action at the Annual Meeting.

What are the Board of Directors’ recommendations?

     Our Board of Directors recommends that you vote:

  “FOR” the election of the two nominees for Class I director named herein to serve on the Board of Directors;

  “FOR” the ratification of the selection of Ernst & Young LLP as Mid-America’s independent registered public accounting firm for 2007;

     If any other matter properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Do directors attend the annual meeting of shareholders?

     Mid-America does not require its directors to attend its Annual Meeting of Shareholders, but the Board of Directors encourages its members to attend. Messrs. Bolton, Cates, Graf, Grinalds, Fogelman, Wadsworth and Ms. McCormick attended the Annual Meeting of Shareholders held on May 16, 2006.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

     Only shareholders of record at the close of business on the record date, March 16, 2007, are entitled to receive notice of the 2007 Annual Meeting and to vote the shares that they held on that date at the annual meeting, or any postponement or adjournment of the annual meeting. The only class of stock that can be voted at the meeting is our common stock. Each share of common stock is entitled to one vote on all matters that come before the meeting. As of the close of business on March 16, 2007, Mid-America had 25,349,551 shares of common stock outstanding.

     Shareholders of Record: Shares Registered in Your Name. If on March 16, 2007 your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

     Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on March 16, 2007 your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote my shares?

     You may vote your shares in person or by proxy:

By Proxy: You can vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your proxy card by mail.

  By Telephone: You may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

  On the Internet: You may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

  By Mail: If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

In Person: You may attend the Annual Meeting and vote in person. If you are a registered holder of your shares (if you hold your stock in your own name), you need only attend the meeting. However, if your shares are held in an account by a broker, you will need to present a written consent from your broker permitting you to vote the shares in person at the Annual Meeting.

     If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than Mid-America. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker to request a proxy form.

What if I have shares in the Mid-America Employee Stock Ownership Plan?

     If you have shares in an account under the Mid-America Employee Stock Ownership Plan, you have the right to vote the shares in your account. To do this you must sign and timely return the proxy card you received with this Proxy Statement, or grant your proxy by telephone or over the Internet by following the instructions on the proxy card.

How will my vote be counted?

     Your vote will be cast as you indicate on your proxy card. If you submit an executed proxy without marking any voting selections, your shares will be voted “For” the election of all nominees for Class I director, and “For” the ratification of Ernst & Young LLP as Mid-America’s independent registered public accounting firm for its current fiscal year ending December 31, 2007. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withheld” votes and (with respect to proposals other than the election of directors) “Against” and Abstain votes; abstentions and broker non-votes; abstentions and broker non-votes have no effect and are not counted towards the voted total for any proposal.

     If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as broker non-votes. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

Can I change my vote after I return my proxy card?

     Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  You may submit another properly completed proxy bearing a later date;

  You may send a written notice that you are revoking your proxy to Mid-America’s Corporate Secretary, Leslie Wolfgang, 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138; or

  You may attend the annual meeting and notify the election officials at the meeting that you wish to revoke your proxy and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

     If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.

How many votes are needed to approve each proposal?

  For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

  For ratification of the proposal to appoint Ernst & Young LLP as Mid-America’s independent registered public accounting firm for the fiscal year ending December 31, 2007, the proposal must receive more votes in favor of ratification than votes cast against. Abstentions and broker non-votes will not be counted as voting either for or against the firm. However, the Audit Committee is not bound by a vote either for or against the firm. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future.

How many shares must be present to constitute a quorum for the meeting?

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. On March 16, 2007, the record date, there were 25,349,551 shares outstanding and entitled to vote. Thus 12,674,776 shares must be represented by shareholders present at the meeting or by proxy to have a quorum.

     Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

     Preliminary voting results will be announced at the annual meeting. Final results will be published in Mid-America’s quarterly report on Form 10-Q for the second quarter of 2007.

ADDITIONAL INFORMATION

How and when may I submit a stockholder proposal for Mid-America’s 2008 Annual Meeting?

     Our annual meeting of shareholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2008 Annual Meeting of Shareholders, shareholder proposals that are received at our executive offices no later than December 17, 2007, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Proposals must be sent to our Corporate Secretary at Mid-America Apartment Communities, Inc., 6584 Poplar Ave., Ste. 300, Memphis, Tennessee 38138.

     Shareholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2008 Annual Meeting of Shareholders, you must notify our Corporate Secretary, in writing, not later than the close of business on March 3, 2008. We also advise you to review Mid-America’s bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations. The Chairman of the 2008 Annual Meeting of Shareholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2008 Annual Meeting of Shareholders will confer discretionary voting authority with respect to any matter presented by a shareholder at that meeting for which we have not been provided with timely notice.

How can I obtain Mid-America’s Annual Report on Form 10-K?

      Our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, including the financial statements, and financial statement schedules is being mailed along with this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2006, including all exhibits may be obtained from the SEC Filings link on the Investor Relations page of our web-site at www.maac.net or received free of charge by writing Investor Relations at Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138.

Who is paying for this proxy solicitation?

     We will pay for the entire cost of soliciting proxies. We expect that this Proxy Statement will first be sent to shareholders on or about April 13, 2007. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another shareholder?

     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

     Mid-America and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary at Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138 or by calling 901-435-5371. You also may elect to participate in householding if you are eligible to do so by marking the appropriate box on your proxy card.

Who should I contact if I have any questions?

     If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact our Investor Relations Department at 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138, or by emailing investor.relations@maac.net or calling (901) 435-5371.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

What is our philosophy regarding corporate governance?

     We believe that effective corporate governance is critical to our long-term health and our ability to create value for our shareholders. We have continued to review our corporate governance policies and practices and to compare them against “best practices” proposals and the practices of other public companies. We also have continued to review the provisions of the Sarbanes-Oxley Act of 2002, new and proposed rules of the SEC, and the corporate governance rules of the New York Stock Exchange, or the NYSE. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit Mid-America and our shareholders. Based on this review, the Board of Directors has established and maintains Corporate Governance Guidelines that include detailed specifications for director qualification and responsibility. You may find a copy of our Corporate Governance Guidelines on our website at www.maac.net.

     The responsibilities of our Board of Directors and Board committees are described below, along with other corporate governance-related disclosures. All of our Board’s committees have written charters which can be found in the Company Info and Governance section on the Investor Relations page of our website at www.maac.net. Mid-America will also provide a copy of any committee charter, the Corporate Governance Guidelines or our Code of Business Conduct and Ethics without charge upon written request sent to: Mid-America Apartment Communities, Inc., Attention: Investor Relations, 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138. The Board of Directors may, from time to time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

How many independent directors do we have?

     Our Board of Directors has affirmatively determined that seven of our current ten directors are independent: Robert F. Fogelman, Alan B. Graf, Jr., John S. Grinalds, Ralph Horn, Mary E. McCormick, William B. Sansom and Michael S. Starnes. All of these directors meet the independence standards of our Corporate Governance Guidelines, the NYSE listing standards and applicable SEC rules.

How do we determine whether a director is independent?

     A director is considered independent if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with us. Consistent with the requirements of the SEC, the NYSE and general corporate “best practices” proposals, our Board of Directors reviews all relevant transactions or relationships between each director, or any of his or her family members, and Mid-America, its senior management and its independent auditors. The Board has adopted the following categorical standards:

  A director who is an employee, or whose immediate family member is an executive officer, of Mid-America is not independent until three years after the end of such employment relationship.

  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Mid-America is not independent until three years after the end of the affiliation or the employment or auditing relationship.

  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the our present executive officers serve on that company’s Compensation Committee is not independent until three years after the end of such service or the employment relationship.

  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Mid-America for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

     The Board consults with Mid-America’s corporate counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Do any independent directors have relationships with Mid-America that the Board of Directors determined were not material?

     Mr. Graf is an Executive Vice President and Chief Financial officer of FedEx Corporation. In the normal course of business, we use FedEx as an overnight courier. The Board of Directors concluded that this relationship is not material and does not otherwise impair, or appear to impair, Mr. Graf’s independent judgment, and therefore does not prevent him from being independent.

     Mr. Horn was Chairman of the Board of Directors of First Tennessee National Corporation, (“FTNC”), now First Horizon National Corporation, until December 2003 and was previously the President and Chief Executive Officer of FTNC until 2002. We have a line of credit with a group of banks led by AmSouth Bank. First Tennessee Bank, the principal banking subsidiary of FTNC, has committed approximately $17.5 million towards this line of credit. We have also entered into interest rate swap agreements with First Tennessee Bank totaling a notional amount of $75 million based on three-month LIBOR. Both the line of credit and the interest rate swap agreements were entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties. Because of the arm’s-length nature of the transaction, the Board of Directors concluded that these relationships are not material and do not otherwise impair, or appear to impair, Mr. Horn’s independent judgment, and therefore do not prevent him from being independent.

How many times did our Board of Directors meet last year?

     The Board of Directors held nine meetings during 2006.

Did any of our directors attend fewer than 75% of the meetings of the Board of Directors and their assigned committees?

     All of the directors who were serving during the calendar year 2006 attended more than 75% of the meetings of the Board of Directors and their assigned committees during the fiscal year with the exceptions of Messrs. Horn and Starnes. Mr. Horn attended 63% of the meetings of the Board of Directors and his assigned committee meetings as he was unable to attend two previously unscheduled telephonic board meetings. Mr. Starnes attended 6% of the Board of Directors and his assigned committee meetings as he was recovering from an illness experienced early in 2006.

Does our Board of Directors meet regularly without management present?

     Our directors, excluding Messrs. Bolton and Wadsworth, regularly meet to promote open discussion among the non-management directors. Mr. Cates presides over these executive sessions. The non-management directors held one executive session during 2006.

Do our independent directors meet regularly without non-independent members?

     Our directors, excluding Messrs. Bolton, Cates and Wadsworth, meet regularly to promote open discussion among the independent directors. The directors share presidation over these sessions. The independent directors held one executive session during 2006.

Does our Board of Directors have any standing committees?

     We have three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The members of each committee are independent, pursuant to the standards set forth in our Governance Guidelines, the NYSE listing standards and applicable SEC rules. Each standing committee of the Board of Directors has a charter which can be found on our website at http://www.maac.net in the Company Info and Governance section on the Investor Relations page.

     The current membership of and information about each of our Board committees is shown below.

Committee/Current Members	Committee Functions
Audit Committee	•	appointing, determining the compensation of, and overseeing the work of the independent registered public accounting firm;

Current Members Mr. Graf (Chairman) Mr. Grinalds Mr. Starnes Ms. McCormick Number of meetings held in 2006: Nine	•	pre-approving all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm;

	•	reviewing and discussing with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements and our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-Qs and 10-Ks;

	•	reviewing and discussing the adequacy and effectiveness of our systems of internal accounting and financial controls;

	•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

	•	reviewing the overall corporate “tone” for financial reports, controls, and ethical behavior;

	•	reviewing with management and the independent registered public accounting firm our compliance with the requirements for qualification as a REIT; and

	•	issuing a report annually as required by the SEC’s proxy solicitation rules.

Committee/Current Members	Committee Functions
Compensation Committee Current Members: Mr. Horn (Chairman) Mr. Fogelman Mr. Grinalds Mr. Sansom Number of meetings held in 2006: Three reviews and approves our compensation objectives;

  reviews and approves the compensation programs, plans, and awards for executive officers;

  acts as administrator as may be required for our equity-related incentive plans; and

  issues a report annually related to executive compensation, as required by the SEC’s proxy solicitation rules.

Nominating and Corporate Governance Committee Current Members: Mr. Horn (Chairman) Mr. Fogelman Mr. Grinalds Mr. Sansom Number of meetings held in 2006: Four provides assistance and oversight in identifying qualified candidates to serve as members of the Board of Directors;

  reviews the qualification and performance of incumbent directors to determine whether to recommend them as nominees for reelection;

  reviews and considers candidates for directors who may be suggested by any director or executive officer, or by any shareholder if made in accordance with our charter, bylaws and applicable law; and

  recommends to the Board of Directors appropriate corporate governance principles that best serve the practices and objectives of the Board of Directors.

Does the Audit Committee have an Audit Committee Financial Expert?

     The Board has determined that Mr. Graf and Ms. McCormick both meet the qualifications of an audit committee financial expert as defined by applicable SEC rules.

How does the Board of Directors select director candidates?

     Our charter divides the Board of Directors into three classes as nearly equal in number as possible, with each class serving a term of three years. Our shareholders elect one class of directors at each annual meeting.

     At their November 30, 2006, meeting, the Board of Directors elected Mr. Sansom to serve as a Class I director until the 2007 Annual Meeting of Shareholders. Shareholders are being asked to elect Mr. Sansom to serve as a Class I director to serve until the 2010 Annual Meeting of Shareholders or until his successor is duly elected and qualified.

Director Nomination Policy

     It is the policy of the Nominating and Corporate Governance Committee to review and consider all candidates for nomination and election as directors who may be suggested by any director or executive officer of Mid-America. It is Mid-America’s policy to refer to its Nominating and Corporate Governance committee for consideration any director candidate recommended by any shareholder who beneficially owns at least 1,000 shares of Mid-America’s outstanding common stock if made in accordance with Mid-America’s charter, bylaws and applicable law.

     We will consider for inclusion in our proxy materials for the 2008 Annual Meeting of Shareholders, shareholder proposals that are received at our executive offices no later than December 14, 2007 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Proposals must be sent to the Nominating and Corporate Governance Committee, Attention: Leslie B. C. Wolfgang, Corporate Secretary, Mid-America Apartment Communities, Inc., 6584 Poplar Ave., Ste. 300, Memphis, TN 38138

     Shareholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2008 Annual Meeting of Shareholders, you must notify our Corporate Secretary, in writing, no later than the close of business on March 3, 2008. Any submission should include enough information about the proposed nominee to make them identifiable by the committee and include the submitter’s name and the name their shares are held in so that the status as a shareholder and the number of shares they own may be verified.

Minimum Director Qualifications

     The Nominating and Corporate Governance Committee along with the Board of Directors is responsible for determining the skills and characteristics that need to be met by each director and director nominee. In determining director or director nominee qualifications, views of both the individual and the Board of Directors as a whole shall be considered.

     A director or director nominee’s knowledge and/or experience in areas such as, but not limited to, real estate investing, REITs, management, leadership, public companies, equity and debt capital markets and public company financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of the Board as a whole.

     The Board of Directors does not impose term limits but has adopted a retirement age of 70 after which a director will not be nominated for election. While it is believed that a director’s knowledge and/or experience can continue to provide benefit to the Board of Directors following a director’s retirement from their primary work affiliation, it is recognized that a director’s knowledge of and involvement in ever changing business environments can weaken and therefore their ability to continue to be an active contributor to the Board of Directors shall be reviewed. Upon a director’s change in employment status they are required to notify the Chairman of the Board of Directors and the Nominating and Corporate Governance Committee of such change and to offer their resignation for review.

     Other characteristics including, but not limited to, the director or director nominee’s material relationships with Mid-America, time availability, service on other boards of directors and their committees, or any other characteristics which may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee shall be reviewed for purposes of determining a director or director nominee’s qualification.

     Members of the Nominating and Corporate Governance Committee as well as other Board members and members of executive management may meet with directors or director nominees for purposes of determining their qualification.

Can I communicate directly with the Board of Directors?

     Yes. Shareholders and other interested parties may communicate in writing with our Board of Directors, any of its committees, its non-management directors, or any individual director by using the following address:

Corporate Secretary
ATTN: {Group or director to whom you are addressing}
Mid-America Apartment Communities, Inc.
6584 Poplar Ave., Ste. 300
Memphis, TN 38138

     All letters addressed to the Board of Directors or its committees will be forwarded unopened to the appropriate chairman. Letters addressed to the non-management directors will be forwarded unopened to the lead director of that group. Letters addressed to individual directors will be forwarded unopened to the addressee.

Does Mid-America have a Code of Ethics?

     Mid-America’s Board of Directors has adopted a Code of Business Conduct and Ethics applicable to Mid-America’s executive officers, including the Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is available on our website at http://www.maac.net in Mid-America Info and Governance section of the Investor Relations page. We intend to post amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at this location on our website.

What is the role of the Compensation Committee?

     Our Compensation Committee reviews and approves our compensation objectives and our compensation programs, plans, and awards for executive officers, among other things. The Compensation Committee’s charter can be found at our corporate web site at http://www.maac.net in the “Company Info and Governance” section on the Investor Relations page. The Compensation Committee reviews its charter on an annual basis and, if necessary, recommends changes to the charter to the Board of Directors for approval.

     The Compensation Committee consists of Messrs. Horn (Chairman), Fogelman, Grinalds and Sansom, each of whom is an independent director as affirmatively determined by our Board of Directors, in consultation with outside counsel. The Board consults with our outside counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

     Mr. Horn, as chairman of the Compensation Committee, is responsible for setting the agenda for meetings. The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of two or more members of the Compensation Committee, and may delegate authority to make grants and awards under any equity-based plan to the chief executive officer with such limitations as determined by the Compensation Committee and as may be required by law or the listing standards of the NYSE. To date, the Compensation Committee has made no such delegation of its responsibilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL POLICY

     We have adopted a Code of Business Conduct and Ethics, which specifies our policy relating to conflicts of interest. The Code of Business Conduct and Ethics states that a “conflict of interest” occurs when an individual’s private interests interfere in a material way or appear from the perspective of a reasonable person to interfere in a material way with the interests of Mid-America as a whole. Under the Code of Business Conduct and Ethics, an employee or director who becomes aware of a potential conflict of interest must report the conflict to Mid-America’s internal audit group. The Nominating and Corporate Governance Committee of the Board of Directors will determine whether a conflict of interest exists on a case-by-case basis and will memorialize its determinations and the reasons behind such determinations and whether to grant a waiver if a conflict of interest exists. In addition, all transactions involving related parties must be approved by a majority of the disinterested members of the Board of Directors.

INDEBTEDNESS OF MANAGEMENT TO MID-AMERICA

     In 1997, 1998, and 2000 we sold shares of common stock and limited partnership units in Mid-America Apartments, L.P. to certain employees pursuant to a Leadership Employee Stock Ownership Program (“LESOP”). Under the LESOP, shares of common stock and limited partnership units were sold to employees at market prices, with 15% of the sale price bonused to the employee over a five-year period.

     Mr. Cates purchased a total of 175,000 shares pursuant to this program at an aggregate purchase price of $4,496,500. Roughly 85% of this amount, or $3,822,063 was funded by personal loans obtained by Mr. Cates, and the balance, $674,437, was funded by Mid-America’s LESOP bonus program over a five-year period.

     Mr. Bolton purchased a total of 110,000 limited partnership units pursuant to this program at an aggregate purchase price of $2,966,500. Roughly 85% of this amount, or $2,521,563 was funded by personal loans obtained by Mr. Bolton, and the balance, $444,937 was funded by Mid-America’s LESOP bonus program over a five-year period.

     Mr. Wadsworth purchased a total of 100,000 shares and limited partnership units pursuant to this program at an aggregate purchase price of $2,706,500. Roughly 85% of this amount, or $2,300,563 was funded by personal loans obtained by Mr. Wadsworth, and the balance, $405,937 was funded by Mid-America’s LESOP bonus program over a five-year period.

     In April 2002 Mid-America entered into duplicate LESOP bonus programs to the existing common stock and limited partnership unit sales. These agreements took effect immediately following the conclusion of the first agreements, have the same form and terms of the original agreements, and effectively raise the total LESOP bonus amount to 30% of the original sale price.

     The employees of Mid-America listed in the table below are indebted to Mid-America pursuant to such promissory notes for shares of common stock and limited partnership units acquired under the LESOP, which amounts are bonused to them over a five-year period. The table indicates the largest amount of the indebtedness outstanding during fiscal year 2006 and the amount outstanding at February 28, 2007. Such indebtedness bears interest at rates ranging from 5.59% to 6.49% per annum.

	Maximum Indebtedness	Indebtedness at
	During 2006	February 28, 2007
George E. Cates (1)	$415,593.75	$280,706.25
H. Eric Bolton, Jr.	220,162.50	131,175.00
Simon R. C. Wadsworth	204,562.50	123,375.00
Total executive officers	$840,318.75	$535,256.25
____________________

(1)	George E. Cates was not an executive officer of Mid-America during 2006, but is shown here as a participant in the LESOP program as a result of his former executive status with Mid-America.

STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The number of shares owned and percentage ownership in the following table is based on 25,093,156 shares of common stock outstanding on December 31, 2006. The following table sets forth information as of December 31, 2006, regarding each person known to us to be the beneficial owner of more than five percent of our common stock.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class
Cohen & Steers, Inc. (1)	1,588,100	6.33%
280 Park Avenue, 10th Floor
New York, NY 10017
Barclays (2)	1,454,699	5.80%
45 Fremont Street
San Francisco, CA 94105
AXA Financial, Inc. (3)	1,417,506	5.65%
1290 Avenue of the Americas
New York, NY 10104
AMVESCAP PLC (4)	1,414,029	5.64%
30 Finsbury Square
London EC2A 1AG
England
The Vanguard Group, Inc. (5)	1,355,952	5.40%
100 Vanguard Blvd.
Malvern, PA 19355

____________________

(1)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the beneficial ownership is attributable to Cohen & Steers Capital Management, Inc. which has sole power to vote or to direct the vote for 1,444,900 shares and sole power to dispose or to direct the disposition of 1,588,100 shares.

(2)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that beneficial ownership is divided between Barclays Global Investors, NA (694,145 shares as to which 597,429 have sole voting power and 694,145 have sole dispositive power); Barclays Global Fund Advisors (734,193 shares as to which 734,193 have sole voting power and 734,193 have sole dispositive power); Barclays Global Investors, Ltd (17,748 shares as to which 17,748 have sole voting power and 17,748 have sole dispositive power); and Barclays Global Investors Japan Limited (8,613 shares as to which 8,613 have sole voting power and 8,613 have sole dispositive power).

(3)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that beneficial ownership is divided between AllianceBernstein (1,416,956 shares as to which 1,315,266 have sole voting power, 19,335 have shared voting power, 1,416,936 have sole dispositive power and 20 have shared dispositive power); and AXA Equitable Life Insurance Company (550 shares as to which 550 have sole voting power and 550 have sole dispositive power).

(4)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that beneficial ownership is divided between AIM Advisors (31,092 shares as to which 31,092 have sole voting power and 31,092 have sole dispositive power); Atlantic Trust Company, N.A. (1,300 shares as to which 1,300 have sole voting power and 1,300 have sole dispositive power); INVESCO Institutional (N.A.) (1,381,088 shares as to which 1,381,088 have sole voting power and 1,381,088 have sole dispositive power); and PowerShares Capital Management LLC (549 shares as to which 549 have sole voting power and 549 have sole dispositive power).

(5)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the entity has sole power to vote or to direct the vote for 35,052 shares and sole power to dispose or to direct the disposition of 1,355,952 shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The number of shares owned and percentage ownership in the following table is based on 25,274,375 shares of common stock outstanding on January 31, 2007. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of January 31, 2007. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

     The following table sets forth the beneficial ownership of our common stock as of January 31, 2007 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group. Except as otherwise indicated, the address of each officer, director and/or nominee listed below is c/o 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138.

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class
George E. Cates	636,619	(1)	2.52%
Robert F. Fogelman	586,167	(2)	2.32%
H. Eric Bolton, Jr.	233,299	(3)	*
Simon R. C. Wadsworth	197,260	(4)	*
Ralph Horn	46,844	(5)	*
John S. Grinalds	15,960	(6)	*
Michael S. Starnes	15,384	(7)	*
Alan B. Graf, Jr.	12,668	(8)	*
Mary Beth McCormick**	2,022	(9)	*
William B. Sansom**	1,566	(10)	*
All Directors, Nominees and Executive Officers as a group (10 Persons)	1,747,789		6.92%
____________________

(1)	Includes 277,089 shares owned directly by Mr. Cates, as to 127,732 of which Mr. Cates has sole voting power, 115,000 to which Mr. Cates has pledged as collateral towards a personal line of credit and as to 34,357 of which Mr. Cates has shared voting power, (7,130 shares held by Mr. Cates through an individual retirement account, 13,918 shares Mr. Cates owns in a joint account with his wife, and 13,309 shares owned in a Keough plan); 201,233 shares that Mr. Cates has the current right to acquire upon redemption of limited partnership units; 105,986 shares that Mr. Cates has the right to acquire upon the exercise of options that are exercisable within 60 days of January 30, 2007; and 3,396 shares held in a deferred compensation account. Also includes 10,712 shares and 38,203 limited partnership units owned by Mr. Cates’ wife, over which Mr. Cates exercises no voting or investment power.

(2)	Includes 1,228 shares Mr. Fogelman owns directly; 3,500 shares held by Romar Partnership as to which Mr. Fogelman shares voting and investment power; 570,500 shares that Mr. Fogelman has the current right to acquire upon redemption of limited partnership units; 2,000 shares that Mr. Fogelman has the right to acquire upon the exercise of options that are exercisable within 60 days of January 30, 2007; and 8,939 shares held in a deferred compensation account.

(3)	Includes 100,971 shares owned directly by Mr. Bolton, as to 93,332 of which Mr. Bolton has sole voting power and as to 7,639 of which Mr. Bolton has shared voting power; 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of limited partnership units, 4,328 shares attributed to Mr. Bolton in Mid- America’s Employee Stock Ownership Plan, and 18,000 shares that Mr. Bolton has the right to acquire upon the exercise of options that are exercisable within 60 days of January 30, 2007.

(4)	Includes 128,728 shares owned directly by Mr. Wadsworth; 4,344 shares attributed to Mr. Wadsworth in Mid- America’s Employee Stock Ownership Plan; 52,188 shares that Mr. Wadsworth has the right to acquire upon redemption of limited partnership units and to which Mr. Wadsworth has pledged as collateral towards a line of credit; and 12,000 shares that Mr. Wadsworth has the right to acquire upon the exercise of options that are exercisable within 60 days of January 30, 2007.

(5)	Includes 33,842 shares owned directly by Mr. Horn; 1,000 shares that Mr. Horn has the right to acquire upon the exercise of options that are exercisable within 60 days of January 30, 2007; and 12,002 shares held in a deferred compensation account.

(6)	Includes 3,513 shares owned directly by General Grinalds; 678 shares held by General Grinalds through an individual retirement account; 514 shares held in a trust; 10,680 shares held in a deferred compensation account; and 575 shares owned by General Grinalds’ wife.

(7)	Includes 4,228 shares owned directly by Mr. Starnes; 1,000 shares that Mr. Starnes has the right to acquire upon the exercise of options that are exercisable within 60 days of January 30, 2007; and 10,156 shares held in a deferred compensation account.

(8)	Includes 5,842 shares owned directly by Mr. Graf; and 6,826 shares held in a deferred compensation account.

(9)	Includes 2,022 shares owned directly by Mrs. McCormick.

(10)	Includes 1,458 shares owned directly by Mr. Sansom; and 108 shares held in a deferred compensation account.

*	Represents less than 1% of total.

**	Director Nominee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Mid-America’s directors and executive officers file with the Commission initial reports of ownership and reports of changes in ownership of Mid-America’s common stock and furnish Mid-America with copies of all forms filed.

     To Mid-America’s knowledge, based solely on review of the copies of such reports furnished to Mid-America and representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to Mid-America’s directors and executive officers were completed on a timely basis.

EXECUTIVE OFFICERS

     The following served as the executive officers of Mid-America in 2006:

H. ERIC BOLTON, JR.

     Mr. Bolton, age 50, is our President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the planned retirement of George E. Cates in October 2001 and became Chairman of the Board in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors.

SIMON R. C. WADSWORTH

     Mr. Wadsworth, age 59, has been Executive Vice President, Chief Financial Officer and a director since joining Mid-America in March 1994. Mr. Wadsworth owned a distribution company from 1982 until its successful sale in 1993 and prior to that served as Director of Mergers and Acquisitions for Holiday Inns, Inc.

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION AND CORPORATE GOVERNANCE

General Compensation Committee Matters

     Pursuant to its charter, our Compensation Committee reviews and approves our compensation objectives and our compensation programs, plans, and awards for executive officers, among other things. The Compensation Committee’s charter can be found at our corporate web site at http://www.maac.net in the “Company Info and Governance” section on the Investor Relations page. The Compensation Committee reviews its charter on an annual basis and, if necessary, recommends changes to the charter to the Board of Directors for approval.

     The Compensation Committee consists of Messrs. Horn (Chairman), Fogelman, Grinalds and Sansom, each of whom is an independent director as affirmatively determined by our Board of Directors, in consultation with outside counsel. The Board consults with our outside counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

     Mr. Horn, as chairman of the Compensation Committee, is responsible for setting the agenda for meetings. The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of two or more members of the Compensation Committee, and may delegate authority to make grants and awards under any equity-based plan to the chief executive officer with such limitations as determined by the Compensation Committee and as may be required by law or the listing standards of NYSE. To date, the Compensation Committee has made no such delegation of its responsibilities.

Compensation Consultant

     The Compensation Committee has the power and authority to hire outside advisors or consultants to assist the committee in fulfilling its responsibilities, at Mid-America’s expense and upon terms established by the Compensation Committee. In 2005, the Compensation Committee hired an external consultant, FPL Associates Compensation, to review the then current compensation program offered to executive management, benchmark it against industry and peer levels and offer suggestions for changes (the “FPL Review”). FPL Associates Compensation presented the results of the FPL Review at the March 14, 2006, Compensation Committee meeting. The terms of the engagement and scope of work were established by the Compensation Committee.

Role of Executives in Establishing Compensation

     While Messrs. Bolton and Wadsworth, our CEO and CFO, do participate in general meetings of the Compensation Committee, they do not participate in executive sessions nor do they participate in any discussions concerning their own compensation. Annually, upon request from the Compensation Committee, Messrs. Bolton and Wadsworth provide the Compensation Committee with data pertinent to their compensation. This data may from time-to-time include peer executive compensation levels, achievement of individual performance components of their annual bonus plans or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members and, at times, outside consultants before making final independent compensation decisions.

     Messrs. Bolton and Wadsworth also provide data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or bonus plan measurement period, Messrs. Bolton and Wadsworth, along with Mid-America’s Corporate Secretary and/or outside legal counsel, prepare and present to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee.

Compensation Committee Activity

     Our Compensation Committee held three meetings during 2006. At the March 14, 2006 meeting, the Compensation Committee received the results of the FPL Review. The Compensation Committee’s primary focus for the FPL review was to evaluate whether executive compensation was reasonable compared to industry and peer standards and yet sufficient to adequately reward the talents and efforts of the executives and to retain their talents at Mid-America. The Compensation Committee felt the FPL Review showed the current compensation package being utilized is meeting those goals.

OBJECTIVES OF COMPENSATION PROGRAMS

Compensation Philosophy

     The main objectives of our Compensation Committee with respect to executive compensation are to attract, motivate and retain high quality executive talent, to tie annual and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives, and to align executives’

interests with shareholder value creation. To achieve these objectives, the Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our executive officers, evaluates executive officer performance in light of those goals, and recommends to the other independent members of the board of directors executive officer compensation level based on this evaluation.

     Our Compensation Committee generally sets executive compensation programs to be competitive with other well-managed, multi-family REITs, taking into account individually each component of compensation. The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive and to address the Compensation Committee’s general underlying philosophy and policies for executive officer compensation:

  to align the financial interests of the executive officers with those of our shareholders, both in the short and long term;

  to provide incentives for achieving and exceeding annual and long-term performance goals;

  to attract, retain and motivate highly competent executives by providing total compensation that is competitive with compensation at other well-managed companies in the REIT industry;

  to reward superior corporate and individual performance achieved through ethical leadership; and

  to appropriately reward executive officers for creating long-term shareholder value and returns.

     Our Compensation Committee evaluates the effectiveness of its compensation programs by reviewing the performance of Mid-America as a whole and the individual officers of Mid-America. In doing so, the Compensation Committee takes into account Mid-America’s strategy as annually presented to the Board of Directors by Messrs. Bolton and Wadsworth, the total return being obtained by Mid-America’s shareholders, Mid-America’s fiscal performance both annually and for longer-term periods, as well as Messrs. Bolton’s and Wadsworth’s individual goals. To the extent that the Compensation Committee believes that changes to compensation programs are warranted, it will make changes to the plans as they conclude with respect to long-term incentive plans, and annually with respect to annual bonus plans.

Benchmarking

     Our Compensation Committee annually reviews and sets executive compensation. At the direction of the Compensation Committee, we conduct an annual survey of multifamily REITs by reviewing publicly available information on compensation of REITs’ senior management personnel, with special emphasis on those of similar geographic concentration, size, and/or business focus as Mid-America. This information is compiled and made available to the Compensation Committee for use in the setting of executive compensation for the succeeding year.

     In 2005, the survey consisted of 12 multifamily REITs: AMLI Residential Properties Trust, Associated Estates Realty Corporation, BNP Residential Properties, Inc., BRE Properties, Inc., Camden Property Trust, Colonial Properties Trust, Essex Property Trust, Inc., Gables Residential Trust, Home Properties, Inc., Post Properties, Inc., Town and Country Trust and United Dominion Realty Trust, Inc. The number of peers included can vary annually, mainly dependent upon merger and acquisition activity. In 2005, only two of the peers had higher total shareholder returns than Mid-America and on a three-year basis, Mid-America had a higher total shareholder return than every multifamily REIT in the peer survey. On an FFO per share growth basis, only four of the peers in the benchmarking group performed better than Mid-America in 2005.

     As a result of Mid-America’s performance, Messrs. Bolton and Wadsworth benefited from the payout of some long-term incentive plans which made their total compensation packages compare favorably to that of their peers in the 2005 survey. Messrs. Bolton’s and Wadsworth’s total compensation was roughly 1.5 times that of the average of the peer group in 2005; however, their base salary was slightly below the average of the group. As the Compensation Committee has tried to tie long-term incentive programs to both the performance of Mid-America and the returns received by shareholders, it is reasonable to experience a fluctuation in comparisons as Mid-America performs at different levels comparatively to its peers on an annual basis.

     While the Compensation Committee has set no definitive benchmark for the level at which they wish to maintain Messrs. Bolton’s and Wadsworth’s salary or total compensation in comparison to their peers, they do feel that it is not appropriate for Mid-America to be the compensation leader.

     The Compensation Committee received additional benchmarking information in March 2006 as a result of the FPL Review. FPL Associates Compensation utilized three comparative peer groups in their analysis: an Asset-Based Peer Group consisting of 12 public real estate investment trusts that focus primarily on multifamily properties, a Size-Based Peer Group consisting of 13 public real estate investment trusts that are similar to Mid-America in terms of market capitalization and a Private Peer Group consisting of ten private real estate companies that are actively engaged in the multifamily sector. FPL Associates Compensation compared base salaries, annual bonuses and total compensation to each peer group. The findings were as follows:

  the then current base salaries for our executive officers were below the average (50th percentile) in all peer groups except for the chief executive officer’s salary which was 113% of the average in the Private Peer Group;

  the annual bonus for the year reviewed varied from one times to two and a half times the average across the peer groups; and

  total compensation varied from less than average to almost two times average across the peer groups.

     The Compensation Committee believed the additional bonus observed in the year reviewed by FPL Associates Compensation reflected the significantly higher shareholder return experienced by Mid-America during that period. The Compensation Committee felt the overall results matched that of the annual survey provided to the committee and did not feel that any material adjustments to the executive compensation package were required at the time.

ELEMENTS OF COMPENSATION

     The executive compensation package is achieved through several different components including a base salary, annual bonus and various equity-based plans. The combination of these different elements is intended to provide a complete package that addresses the different needs discussed above. The details of each component and how it fits in the overall compensation package is discussed in more detail below.

Base Salary

     Executive officer base salaries are based upon the competitive market for their services, their specific responsibilities, experience and overall performance. The Compensation Committee reviews base salaries annually and adjusts base salaries from time-to-time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The Compensation Committee also takes into account the normal increases being experienced by our other non-executive employees. While the Compensation Committee feels executive officers should be adequately rewarded for their work, they do not believe Mid-America should be a salary leader. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies. After consideration of the FPL Review and each component of compensation, the Compensation Committee increased Messrs. Bolton’s and Wadsworth’s base salaries to $380,650 and $248,250 for 2006, respectively, which it felt was in line with the increases received by our general employee base. For 2007, our executive officers received base salary increases of 3%.

Annual Bonus/Short-Term Incentive

     The annual incentive bonuses are intended to compensate executive officers for achieving our annual financial goals at corporate and business unit levels and for achieving agreed-upon individual annual performance objectives. The Compensation Committee believes that this feature of compensation motivates executive officers to strive to attain Mid-America’s annual goals. Historically, the Compensation Committee has utilized annual bonus plans with both cash and/or restricted stock payout features depending on the size of the award obtained and the potential cash impact to Mid-America. The annual bonus plan for executive officers for 2006 included both FFO growth and individual goal performance objectives. The plan is described in more detail under Executive Compensation – Grants of Plan Based Awards. On March 20, 2007, the Compensation Committee evaluated the performance of both aspects of the plan. As permitted by the plan, the Compensation Committee exercised its discretion to disregard a one-time non-recurring event that negatively impacted FFO, but improved the balance sheet of the registrant for purposes of determining the level of bonuses to award. The Compensation Committee believed that its actions better aligned FFO results with that of actual shareholder performance realized for the year. Following its discussions, the Compensation Committee, in compliance with the 2006 annual bonus plan, awarded cash bonuses of $456,780 for Mr. Bolton and $297,900 for Mr. Wadsworth.

Equity-Based Plans

     Equity-based plans provide for longer-term incentives that both align executive officer performance with our long-term goals and offer a retention component to the compensation package. The Compensation Committee also believes that having executive officers who are significant shareholders helps to better align their interests with that of other shareholders. Our executive officers are currently involved in various equity-based plans that have been granted in prior years that are described in more detail below under the “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table” section of this proxy.

STOCK OWNERSHIP GUIDELINES

     Our executive officers are not subject to mandated stock ownership or stock retention guidelines. It is the belief of the Compensation Committee that the equity-based programs included in the executive compensation packages ensure that Mid-America’s executive officers are also owners of Mid-America and that those plans work to align the executive officers’ goals with the best interests of shareholders.

     Both of Mid-America’s executive officers are currently serving as directors on Mid-America’s Board and as such are subject to the stock ownership guidelines required of Mid-America’s directors which requires ownership of $100,000 of Mid-America shares or the equivalent within three years of joining the Board. Both of Mid-America’s executive officers are in compliance with this requirement.

ELEMENTS OF POST-TERMINATION COMPENSATION

Employment Agreements

     Messrs. Bolton and Wadsworth both have employment agreements with Mid-America which they entered into in December 1999 which outline the compensation they will receive under different termination scenarios. Both employment agreements have (i) a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; and (ii) provide for annual base salary for the executive, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.

     Upon the executive officer’s termination due to death or permanent disability or in the event the executive is terminated without cause by Mid-America or suffers a constructive termination of his employment in the absence of a change of control, Mid-America will pay the executive all amounts due to the executive as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay the executive his base salary as then in effect for one year after the termination. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, Mid-America will pay to the executive officer all legal fees incurred by the executive in connection with his termination without cause or constructive termination by Mid-America. In this scenario, Mid-America’s current equity plans allow for the full vesting of any earned restricted stock as defined by each individual plan.

     If the executive officer is terminated without cause or suffers a constructive termination in anticipation of, on, or within three years after a change in control of Mid-America, the executive is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on the executive under Section 4999 of the Internal Revenue Code as a result of such payment, Mid-America shall pay the executive an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of Mid-America paid in connection with the change of control and the per share exercise price of the options held by the executive, multiplied by the number of shares covered by all such options. Finally, Mid-America will pay to the executive all legal fees incurred by the executive in connection with the change of control.

     Each employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of the executive officer not to have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by Mid-America at the time of a change of control termination for the period of two years.

Deferred Compensation

     Messrs. Bolton and Wadsworth participate in the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan As Amended Effective January 1, 2005, or Deferred Comp Plan. The Deferred Comp Plan is a supplemental non-qualified deferred compensation plan made available to select employees to enable them to accumulate retirement benefits without the limitations on contributions placed on Mid-America’s 401(K) qualified plan. While the operation and investments of the Deferred Comp Plan mirror that of Mid-America’s 401(K) plan, both the deferred compensation of the executive and Mid-America’s match are considered general assets of Mid-America.

     In accordance with the Deferred Comp Plan, benefits are paid out over five years beginning on the first day following the sixth full month occurring after either death, disability or the participant’s cessation of employment with Mid-America.

IMPACT OF REGULATORY REQUIREMENTS

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to our Chief Executive Officer and four other most highly compensated executive officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by Mid-America as a tax deduction. The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Stock options and other equity-based incentives granted under Mid-America’s stock incentive plans qualify as performance-based compensation. None of the executive officers received compensation in 2006 that would exceed the $1,000,000 limit on deductibility. The Committee has not determined whether it will approve any compensation arrangements that will cause the $1,000,000 limit to be exceeded in the future.

Accounting for Stock-Based Compensation

     Beginning on January 1, 2006, Mid-America began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).

CONCLUSION

     The executive leadership of Mid-America is a key element to its success and the compensation package offered to executives is a key element in attracting and retaining the appropriate personnel. Mid-America has historically maintained a salary and annual bonus level that is reflective of the talent and success of the individuals being compensated, comparable across the multi-family REIT sector with regard to Mid-America’s size and performance, yet still cognizant of the cost to Mid-America. Through its use of equity-based plans, the Compensation Committee has tried to continue to evolve its methods for aligning executive management’s long-term compensation with the views of shareholders. The creation of ownership in Mid-America helps align management’s interests with those of shareholders. The Compensation Committee has no pre-determined timeline for implementing new or ongoing long-term incentive plans. New plans are reviewed, discussed and implemented as the committee feels it is necessary and/or appropriate as a measure to incent, retain and/or reward executive management.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of Mid-America Apartment Communities, Inc. has reviewed and discussed with management the information contained in the Compensation Discussion & Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and Mid-America’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE:
Ralph Horn (Chairman)
Robert F. Fogelman
John S. Grinalds
William B. Sansom

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding compensation earned by our Chief Executive Officer and our Chief Financial Officer, who we consider to be our only executive officers, during 2006.

							Change in
							Pension
							Value and
							Nonqualified
							Deferred
Name and				Stock	Option	Non-Equity	Compensation
Principal			Bonus	Awards	Awards	Incentive Plan	Earnings	All Other	Total
Position	Year	Salary	($)	($) (1)	($) (1)	Compensation	($)	Compensation ($)	($)
H. Eric Bolton, Jr.	2006	$378,262.92	$500.00	$218,451.60 (2)	$6,883.55 (4)	$456,780.00 (6)	$—	$135,658.66 (7)	$1,196,536.73
CEO

Simon R.C. Wadsworth	2006	$246,693.24	$500.00	$141,972.35 (3)	$6,001.80 (5)	$297,900.00 (6)	$—	$115,186.48 (8)	$808,253.87
EVP and CFO
____________________

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123(R). For purposes of this calculation, we have disregarded the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures made during the year. For a complete description of the assumptions made in determining the FAS 123(R) valuation, please refer to Stock Based Compensation in our audited financial statements in our Annual Report on Form 10-K for the indicated fiscal year.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123(R) for: (a) 4,500 shares of common stock issued to Mr. Bolton on February 22, 2000 pursuant to the 2000 Executive Restricted Stock Grant ($9,984.36); (b) 5,358 shares of common stock issued to Mr. Bolton on March 9, 2005 pursuant to the 2004 Annual Bonus Plan ($103,141.56); (c) 17,544 shares of common stock issued to Mr. Bolton on April 24, 2002 pursuant to the 2002 Key Management Restricted Stock Plan ($45,000.00); (d) 3,398 shares of common stock issued to Mr. Bolton on June 30, 2006 pursuant to the 2005 Key Management Restricted Stock Plan ($35,496.78); and (e) 44,937 shares of common stock issued to Mr. Bolton pursuant to the Long Term Performance Based Incentive Compensation Plan ($24,828.90).

(3)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123(R) for: (a) 1,250 shares of common stock issued to Mr. Wadsworth on February 22, 2000 pursuant to the 2000 Executive Restricted Stock Grant ($2,773.44); (b) 3,494 shares of common stock issued to Mr. Wadsworth on March 9, 2005 pursuant to the 2004 Annual Bonus Plan

($67,259.52); (c) 12,573 shares of common stock issued to Mr. Wadsworth on April 24, 2002 pursuant to the 2002 Key Management Restricted Stock Plan ($32,250.00); (d) 2,216 shares of common stock issued to Mr. Wadsworth on June 30, 2006 pursuant to the 2005 Key Management Restricted Stock Plan ($23,136.79); and (e) 29,958 shares of common stock issued to Mr. Wadsworth pursuant to the Long Term Performance Based Incentive Compensation Plan ($16,552.60).

(4)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123(R) for: (a) 2,500 options granted on August, 2, 1994, (b) 12,500 options granted on January 18, 1995, (c) 15,000 options granted on February 14, 1996, (d) 33,000 options granted on February 12, 1997, (e) 20,000 options granted on February 11, 1998, (f) 20,000 options granted on February 17, 1999, (g) 25,500 options granted on February 22, 2000, (h) 40,500 options granted on February 20, 2001, and (i) 60,000 options granted on February 19, 2002.

(5)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123(R) for: (a) 30,000 options granted on April 26, 1994, (b) 2,500 options granted on January 18, 1995, (c) 10,000 options granted on February 14, 1996, (d) 27,000 options granted on February 12, 1997, (e) 20,000 options granted on February 11, 1998, (f) 20,000 options granted on February 17, 1999, (g) 23,000 options granted on February 22, 2000, (h) 23,000 options ranted on February 20, 2001, and 40,000 options granted on February 19, 2002.

(6)	Represents the 2006 Annual Bonus for executive officers as awarded by the Compensation Committee on March 20, 2007.

(7)	All other compensation for Mr. Bolton consists of $33,521.68 in matching Company contributions to the Mid- America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan and $102,136.98 in offsets of indebtedness related to Mid-America’s LESOP program.

(8)	All other compensation for Mr. Wadsworth consists of $21,861.94 in matching Mid-America contributions to the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan and $93,324.54 in offsets of indebtedness related to Mid-America’s LESOP program.

     During the last several years, we have implemented certain equity-based plans that were designed to incent our management to maximize short-term and long-term shareholder value. While most of these plans were put in place prior to 2006, awards earned under the plans are recognized for financial reporting purposes under FAS 123(R) and reported in the table above. A full discussion of each plan and its role in compensating our executive officers is discussed below.

Options

     We have not granted any options since 2002, when the Compensation Committee made its last option grant to both executive officers and other employees. The Compensation Committee historically granted options to executive officers in conjunction with other employee grants on the day of its annual winter meeting. These grants were priced as of the closing market price on the day of grant. We have never had any program, plan or practice in place to time stock option grants to coordinate with the release of material non-public information. All previously granted and unexercised options will become fully vested in 2007. The Compensation Committee does not currently plan to utilize options as a component of executive compensation in the future. At the time the Compensation Committee ceased the grant of options to employees of Mid-America, it was felt that this component of compensation may not be as effective as desired, because price appreciation of REIT stocks had not historically been as significant as growth stocks, limiting the potential benefit of an option grant to the employee and thus as a retention tool. Since this decision, accounting rule changes requiring the expensing of options through Mid-America income statement regardless of actual benefit to the recipient has further strengthened the Compensation Committee’s view that this type of compensation is not as effective a tool as others although an increase in Mid-America’s stock price in recent years has put the historical grants in-the-money for the recipients.

Leadership Employee Stock Ownership Plan

     Following their annual spring meetings in 1997, 1998 and 2000, the Compensation Committee and the board of directors authorized us to sell shares of common stock and limited partnership units in Mid-America Apartments, L.P. to certain employees pursuant to a Leadership Employee Stock Ownership Program which we refer to as LESOP. Under the LESOP, shares of common stock and limited partnership units were sold to employees at market prices, with 15% of the sale price bonused to the employee over a five-year period. In April 2002 we entered into duplicate LESOP bonus programs to the existing common stock and limited partnership unit sales. These agreements took effect immediately following the conclusion of the first agreements, have the same form and terms of the original agreements, and effectively raise the total LESOP bonus amount to 30% of the original sale price. The Compensation Committee granted advances, effectively loaning money, to our executive officers to cover a portion of the cost of acquisition of shares of common stock or units. The advances mature five years from the date of issuance and accrue interest, payable in arrears, at a rate established at the date of issuance. Mid-America also entered into supplemental bonus agreements with the executive officers which are intended to fund the payment of the advances over a five year period. The advances become due and payable and the bonus agreement will terminate if the employees voluntarily terminate their employment with Mid-America. Mid-America also agreed to pay a bonus to certain executive officers in an amount equal to the debt service on the advances for as long as they remain employed by us.

     In compliance with the passage of the Sarbanes-Oxley Act of 2002, which prohibited public companies from making new extensions of credit or arranging for the extension of credit in the form of a personal loan to any director or executive officer of that company, and from making material modifications to or renewals of any existing loan arrangements, we have not modified or renewed any aspect of the LESOP since 2002.

Other Long-Term Incentive Plans

     As a result of the discontinuation of both the option and LESOP components of the equity-based plans, the Compensation Committee moved to the issuance of shares of restricted common stock of Mid-America as an alternative to these incentive programs. The Compensation Committee felt these programs would continue to foster the alignment of management with the concerns of shareholders by making executive officers shareholders and provide opportunities to create long-term retention tools. The following equity-based plans are long-term plans implemented by the Compensation Committee to meet these objectives.

  2002 Key Management Restricted Stock Program. In 2002, the Compensation Committee granted a total of 30,117 shares of restricted common stock to executive officers as part of the 2002 Key Management Restricted Stock Program, or the 2002 Program. The shares could vest in 2002 through 2004 if our funds available for distribution increased by an amount established at the beginning of the plan. Because the mandated growth in funds available for distribution was not satisfied, the 2002 Program reverted to a retention plan and the shares will vest 20% a year for five consecutive years beginning in 2008 conditioned upon each employees continued employment with us. Recipients receive dividend payments on the shares of restricted stock prior to vesting. The Compensation Committee tried to incent participants in the 2002 Program to increase funds available for distribution by offering the early vesting feature based on funds available for distribution growth as well as including a retention feature by requiring continued employment for the longer vesting schedule should the early vesting not be obtained.

  2005 Key Management Restricted Stock Program. In 2005, the Compensation Committee approved the 2005 Key Management Restricted Stock Program, or the 2005 Program. The 2005 Program awarded executive officers, along with 23 other key employees, up to 1.5 times the participant’s annual salary in shares of restricted common stock based on a sliding scale of total shareholder return (as defined below) over three 12-month measurement periods.

Percent of
Total Shareholder	Opportunity
Annual Performance	Earned
Less than 9.99%	0%
10.00% - 10.99%	25%
11.00% - 11.99%	50%
12.00% - 12.99%	75%
Greater than 13.00%	100%

  There is also a catch-up provision if the targets are not met for any particular measurement period, but exceed the targets in subsequent measurement periods. Any shares of restricted stock earned will vest 100% at the end of a three-year restriction period that begins immediately upon the conclusion of the applicable measurement period. Dividends will be paid during the restriction period. Shares not earned during the measurement periods, or pursuant to the catch-up provisions, will not be awarded under the 2005 Program. There is no automatic vesting of shares. The Compensation Committee felt that while the 2005 Program retained a retention aspect, it better aligned managements efforts with shareholders as it is based on total shareholder return rather than the early vesting opportunity of funds available for distribution of the 2002 Program which can be impacted by accounting rule changes and one-time events, and the 2005 Program does not contain an automatic vesting feature.

  Long-Term Performance Based Incentive Compensation Plan. The Compensation Committee submitted to our shareholders for approval the Long-Term Performance Based Incentive Compensation Plan (the “Long-Term Plan”) for executive officers. Our shareholders approved this plan on June 2, 2003. The Long-Term Plan allowed executive officers to earn performance units that convert into shares of restricted stock based on achieving defined total shareholder investment return performance levels. The potential awards were based on our performance from January 1, 2003, through December 31, 2005. Performance units generated were earned as of December 31, 2005, and were immediately convertible into shares of restricted stock. While these shares of restricted stock are entitled to dividend payments, they will not be transferable or have voting privileges until they vest. Dependent upon the executive officer’s continued employment with Mid-America, any shares of restricted stock awarded will vest 20% annually from 2006 through 2010. In the event of death, disability, retirement or change of control any unvested shares of restricted stock will immediately vest.

     Shareholder investment performance was calculated by the combination of dividends paid plus either (i) the market closing price of our common stock on December 31, 2005, or (ii) the value of our common stock at the close of business December 31, 2005. The value of our common stock was calculated by using a 12.5 multiple of Funds Available for Distribution, or FAD, per share earned in 2005. The methodology utilized was to be that which generated the highest performance unit award pay-out at December 31, 2005.

     The number of performance units to be issued was dependent upon the compounded shareholder investment return performance as indicated in the following table:

Compunded Shareholder	Percentage of
Investment Return	Value Created
Performance	to be Awarded
<= 10.0%	0%
10.1% - 11.0%	1%
11.1% - 12.0%	2%
>= 12.1%	3%

     In addition to the above, the compounded shareholder investment return performance had to rank within the top one-third of peer multifamily REITs as defined by the Compensation Committee. The number of performance units awarded was to equal the percentage of value created to be awarded times the total shareholder value created, divided by the value or price per share used in the generation of the shareholder investment return performance. The performance units were then to be allocated 60% to the Chief Executive Officer and 40% to the Chief Financial Officer. Based upon the then current share price and share price projections, a total potential award for the Long-Term Plan and the example provided in the proxy statement dated April 30, 2003, was presented as $3,632,429. Due to the creation of significant shareholder value resulting from the increase in the per share price of our common stock, if the Long-Term Plan were to have ended in 2004, the total award would have exceeded $14 million. As a result of the size of the potential award, Messrs. Bolton and Wadsworth approached the Compensation Committee and offered to allow the Long-Term Plan to be modified to cap the total of any potential award to $3,632,429, the amount originally presented to shareholders. The Compensation Committee voted to accept this modification to the Long-Term Plan effective with the filing of the 2005 proxy statement. Based on the December 31, 2005, closing price of $48.50 per share of our common stock and Mid-America’s 2005 FAD per share result of $2.55, both calculations of the Long-Term Plan resulted in the cap of $3,632,429 being awarded. On March 14, 2006, the Compensation Committee, along with outside legal counsel, reviewed and approved the peer group and ranking results and granted 44,937 and 29,958 shares of restricted stock to Messrs. Bolton and Wadsworth in compliance with the Long-Term Plan. As with all of the equity-based plans, the Compensation Committee was attempting to balance aligning managements goals and performance with the results obtained by shareholders as well as including a retention feature.

GRANTS OF PLAN BASED AWARDS

     The 2006 annual bonus plan was structured to align executive officer efforts with shareholder performance and featured a potential cash payout. The plan took into account growth of Funds From Operations, or FFO, per share for 2006 over 2005, and the achievement of individual goals as approved by the Compensation Committee. The FFO growth determined 80% of the potential bonus based on a sliding scale defined as a percentage of salary as defined below:

Bonus
Opportunity
FFO per Diluted Share/Unit	of 80% FFO
Growth Range	Growth
0% - 3.00%	0%
3.01% - 4.00%	25%
4.01% - 5.00%	50%
5.01% - 6.00%	75%
6.01 +	100%

     The attainment of individual goals determines the remaining 20% of the potential bonus. The Compensation Committee has the ability to factor in any unique variables that may or may not occur that impact Mid-America’s FFO performance, but may or may not subsequently impact Mid-America’s share price, to help ensure that the potential bonus is in line with actual shareholder performance realized for the year. The 2006 bonus opportunity is capped at 200% of base salary, but the Compensation Committee has the discretion to modify the award, if any is earned, either up or down by 25%. The Compensation Committee feels this annual cash bonus rewards the executive officer for short term performance. The potential cash bonuses for fiscal year 2006 to be paid in 2007 and target and maximum performance levels are set forth below.

     The following table summarizes grants of plan-based awards made to our executive officers in 2006.

		Estimated Future Payouts
		Under Non-Equity Incentive
		Plan Awards
	Grant	Threshold	Target	Maximum
Name	Date	($)	($)	($)
H. Eric Bolton, Jr.	3/14/2006	$—	$761,300.00	$951,625.00
Simon R.C. Wadsworth	3/14/2006	$—	$496,500.00	$620,625.00

EMPLOYMENT AGREEMENTS

     Messrs. Bolton and Wadsworth both have employment agreements with Mid-America which they entered into in December 1999. These employment agreements have substantially similar terms, except for their base salary provisions. Each one (i) has a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provides for annual base salaries for the executives, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.

     Upon the executive officer’s termination due to death or permanent disability or in the event the executive is terminated without cause by Mid-America or suffers a constructive termination of his employment in the absence of a change of control, Mid-America will pay the executive all amounts due to the executive as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay the executive his base salary as then in effect for one year after the termination. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, Mid-America will pay to the executive officer all legal fees incurred by the executive in connection with his termination without cause or constructive termination by Mid-America.

     If the executive officer is terminated without cause or suffers a constructive termination in anticipation of, on, or within three years after a change in control of Mid-America, the executive is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on the executive under Section 4999 of the Internal Revenue Code as a result of such payment, Mid-America shall pay the executive an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of Mid-America paid in connection with the change of control and the per share exercise price of the options held by the executive, multiplied by the number of shares covered by all such options. Finally, Mid-America will pay to the executive all legal fees incurred by the executive in connection with the change of control.

     Quantative disclosure regarding the amounts potentially payable to Messrs. Bolton and Wadsworth based upon certain assumed termination events are included below under the caption “Potential Payments Upon Termination or Change of Control.”

     Each employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of the executive officer not to have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by Mid-America at the time of a change of control termination for the period of two years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

     The following table summarizes the number of outstanding equity awards held by each of our executive officers as of December 31, 2006.

	Option Awards					Stock Awards
								Equity	Equity
			Equity					Incentive	Incentive
			Incentive					Plan	Plan Awards:
			Plan					Awards:	Market or
	Number		Awards:				Market	Number of	Payout Value
	of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
H. Eric Bolton, Jr.	18,000 (1)			$ 25.52 (1)	2/19/2012 (1)
CEO						1,800 (3)	$103,032.00	6,456 (13)	$369,564.00
						2,679 (4)	$153,345.96
						17,544 (5)	$1,004,218.56
						35,949 (6)	$2,057,720.76
						3,398 (7)	$194,501.52
Simon R.C. Wadsworth	12,000 (2)			$ 25.52 (2)	2/19/2012 (2)
EVP and CFO						500 (8)	$28,620.00	4,210 (14)	$241,020.00
						1,747 (9)	$99,998.28
						12,573 (10)	$834,158.52
						23,966 (11)	$1,371,813.84
						2,216 (12)	$126,843.84

____________________

(1)	On February 19, 2002, Mr. Bolton was granted an option to purchase 60,000 shares of our common stock as part of the Compensation Committee’s annual grant of options to Company employees. The exercise price for the option was $25.52, the closing price of the common stock on the New York Stock Exchange on February 19, 2002. Mr. Bolton has exercised the option with respect to all but 18,000 shares of common stock.

(2)	On February 19, 2002, Mr. Wadsworth was granted an option to purchase 40,000 shares of our common stock as part of the Compensation Committee’s annual grant of options to Mid-America employees. The exercise price for the option was $25.52, the closing price of the common stock on the New York Stock Exchange on February 19, 2002. Mr. Wadsworth has exercised the option with respect to all but 12,000 shares of common stock.

(3)	On February 22, 2000, Mr. Bolton was granted 4,500 shares of restricted common stock which vests equally on each anniversary of the grant date over ten years.

(4)	On March 9, 2005, Mr. Bolton was granted 5,358 shares of restricted common stock in conjunction with Mid- America’s 2004 Annual Bonus program which vests equally on each anniversary of the grant date over two years.

(5)	On April 24, 2002, Mr. Bolton was granted 17,544 shares of restricted common stock in conjunction with Mid-America’s 2002 Key Management Restricted Stock Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met and the shares will now vest equally over five years beginning on March 31, 2008, and each anniversary thereafter, contingent upon Mr. Bolton’s continued employment with Mid-America.

(6)	On March 14, 2006, Mr. Bolton was granted 44,937 shares of restricted common stock in conjunction with Mid- America’s Long-Term Performance Based Incentive Compensation Plan which vests equally over five years beginning on December 31, 2006, and each anniversary thereafter, contingent upon Mr. Bolton’s continued employment with Mid-America.

(7)	On June 30, 2006, Mr. Bolton was granted 3,398 shares of restricted common stock in conjunction with Mid- America’s 2005 Key Management Restricted Stock Plan which will vest on June 30, 2009, contingent upon Mr. Bolton’s continued employment with Mid-America.

(8)	On February 22, 2000, Mr. Wadsworth was granted 1,250 shares of restricted common stock which vests equally on each anniversary of the grant date over ten years.

(9)	On March 9, 2005, Mr. Wadsworth was granted 3,494 shares of restricted common stock in conjunction with Mid-America’s 2004 Annual Bonus program which vests equally on each anniversary of the grant date over two years.

(10)	On April 24, 2002, Mr. Wadsworth was granted 12,573 shares of restricted common stock in conjunction with Mid-America’s 2002 Key Management Restricted Stock Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met and the shares will now vest equally over five years beginning on March 31, 2008, and each anniversary thereafter, contingent upon Mr. Wadsworth’s continued employment with Mid-America.

(11)	On March 14, 2006, Mr. Wadsworth was granted 29,958 shares of restricted common stock in conjunction with Mid-America’s Long-Term Performance Based Incentive Compensation Plan which vests equally over five years beginning on December 31, 2006, and each anniversary thereafter, contingent upon Mr. Wadsworth’s continued employment with Mid-America.

(12)	On June 30, 2006, Mr. Wadsworth was granted 2,216 shares of restricted common stock in conjunction with Mid-America’s 2005 Key Management Restricted Stock Plan which will vest on June 30, 2009, contingent upon Mr. Wadsworth’s continued employment with Mid-America.

(13)	Shares represent the total potential dollar value that can be earned by Mr. Bolton through the remaining life of the 2005 Key Management Restricted Stock Plan divided by the closing stock price of Mid-America on December 29, 2006.

(14)	Shares represent the total potential dollar value that can be earned by Mr. Wadsworth through the remaining life of the 2005 Key Management Restricted Stock Plan divided by the closing stock price of Mid-America on December 29, 2006.

OPTION EXERCISE AND STOCK VESTED

     The following table summarizes the number of options exercised and number of shares acquired upon the vesting of stock awards and the value realized by our Named Executive Officers as a result of each such occurrence during 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#) (1)	($)
H. Eric Bolton, Jr.	30,150	$926,147.39
CEO			450	$24,907.50
			2,679	$148,550.55
			8,988	$514,473.12
Simon R.C. Wadsworth	18,900	$562,416.15
EVP and CFO			125	$6,918.75
			1,747	$96,871.15
			5,992	$342,982.08
____________________

(1)     The shares represented in this column vested from the following plans:

	123(R)	Stock	Total		Remaining
	Grant	Issue	Shares	Shares	Unvested	Vesting
Plan	Date	Date	Granted	Vested	Shares	Schedule
Executive Restricted Stock Grant
H. Eric Bolton, Jr.	2/22/2000	2/22/2000	4,500	450	1,800	10% annually beginning on 2/22/2001
Simon R.C. Wadsworth	2/22/2000	2/22/2000	1,250	125	500	10% annually beginning on 2/22/2001
2004 Bonus Plan
H. Eric Bolton, Jr.	3/9/2005	3/9/2005	5,358	2,679	2,679	50% annually beginning 3/9/2006
Simon R.C. Wadsworth	3/9/2005	3/9/2005	3,494	1,747	1,747	50% annually beginning 3/9/2006
Long-Term Performance Based Incentive
Compensation Plan
H. Eric Bolton, Jr.	1/1/2003	3/14/2006	44,937	8,988	35,949	20% annually beginning on
						12/31/2006
Simon R.C. Wadsworth	1/1/2003	3/14/2006	29,958	5,992	23,966	20% annually beginning on
						12/31/2006

NON-QUALIFIED DEFERRED COMPENSATION

     Mid-America adopted the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan (“Nonqualified Plan”) for employees who were not qualified for participation in Mid-America’s 401(k) savings plan. Under the terms of the Nonqualified Plan, executive officers may elect to defer a percentage of their compensation and Mid-America matches a portion of their salary deferral. The plan is designed so that the employees’ investment earnings under the non-qualified plan should be the same as the earning assets in Mid-America’s 401(k) savings plan. The following table discloses the participation of executive officers in the Nonqualified Plan in 2006:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at
	Last FY	Last FY	FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
H. Eric Bolton, Jr.	$ 111,739.06	$ 33,521.68	$ 118,377.88	$—	$ 648,540.74
CEO
Simon R.C. Wadsworth	$ 109,310.09	$ 21,861.94	$ 192,986.33	$—	$ 1,134,252.67
EVP and CFO

POTENTIAL PAYMENTS UPON TERMINATION OF CHANGE IN CONTROL

     Messrs. Bolton and Wadsworth both have employment agreements with Mid-America which they entered into in December 1999 which outline the compensation they will receive under different termination scenarios. Both employment agreements have (i) a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; and (ii) provide for annual base salary for the executive, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.

     Upon the executive officer’s termination due to death or permanent disability or in the event the executive is terminated without cause by Mid-America or suffers a constructive termination of his employment in the absence of a change of control, Mid-America will pay the executive all amounts due to the executive as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay the executive his base salary as then in effect for one year after the termination. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, Mid-America will pay to the executive officer all legal fees incurred by the executive in connection with his termination without cause or constructive termination by Mid-America. In this scenario, Mid-America’s current equity plans allow for the full vesting of any earned restricted stock as defined by each individual plan.

     If the executive officer is terminated without cause or suffers a constructive termination in anticipation of, on, or within three years after a change in control of Mid-America, the executive is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on the executive under Section 4999 of the Internal Revenue Code as a result of such payment, Mid-America shall pay the executive an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of Mid-America paid in connection with the change of control and the per share exercise price of the options held by the executive, multiplied by the number of shares covered by all such options. Finally, Mid-America will pay to the executive all legal fees incurred by the executive in connection with the change of control.

     Each employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of the executive officer not to have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by Mid-America at the time of a change of control termination for the period of two years.

Calculation of Benefits

     The following table includes an estimate of the potential payments we would be required to make upon termination of employment of the named executive officers in each of the circumstances described above. In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

  The date of termination is December 31, 2006

  The annual salary at the time of termination equals the 2006 base salary as established by the Compensation Committee for each executive officer

  The value of stock options that vest upon termination is equal to the difference between the closing price of our common stock on December 29, 2006 and the exercise price times the number of options that vest;

  There is no unpaid bonus for the prior year;

  There is no accrued and unpaid salary; and

  There is no unpaid reimbursement for expenses incurred prior to the date of termination
				Stock
		Annual		Plans
Name	Salary	Bonus	Options	(1)	Taxes
Termination due to death, disability, or without cause in the absence of a change of control
H. Eric Bolton, Jr.	$380,650.00	$456,780.00	$570,960.00	$3,512,818.80	$1,799,825.61
CEO
Simon R.C. Wadsworth	$248,250.00	$297,900.00	$380,640.00	$2,346,954.48	$1,199,324.86
EVP and CFO
Termination without cause in anticipation of, on, or within three years after a change in control
H. Eric Bolton, Jr.	$1,138,143.50	$1,787,882.46	$570,960.00	$3,512,818.80	$2,561,118.84
CEO
Simon R.C. Wadsworth	$742,267.50	$1,166,010.30	$380,640.00	$2,346,954.48	$1,695,820.45
EVP and CFO
____________________

(1)	Amounts represent unvested restricted shares as of December 29, 2006, at the closing price on December 29, 2006, from the following outstanding plans:

	Total		Remaining
	Shares	Shares	Unvested
Plan	Granted	Vested	Shares	Vesting Schedule
2000 Executive Restricted Stock Grant
H. Eric Bolton, Jr.	4,500	450	1,800	10% annually beginning on 2/22/2001
Simon R.C. Wadsworth	1,250	125	500	10% annually beginning on 2/22/2001
2004 Bonus Plan
H. Eric Bolton, Jr.	5,358	2,679	2,679	50% annually beginning 3/9/2006
Simon R.C. Wadsworth	3,494	1,747	1,747	50% annually beginning 3/9/2006
2002 Key Management Restricted Stock Grant
H. Eric Bolton, Jr.	17,544	—	17,544	20% annually beginning on 3/31/2008
Simon R.C. Wadsworth	12,573	—	12,573	20% annually beginning on 3/31/2008
2005 Key Management Restricted Stock Grant
H. Eric Bolton, Jr.	3,398	—	3,398	100% on 6/30/2009
Simon R.C. Wadsworth	2,216	—	2,216	100% on 6/30/2009
Long-Term Performance Based Incentive Compensation Plan
H. Eric Bolton, Jr.	44,937	8,988	35,949	20% annually beginning on 12/31/2006
Simon R.C. Wadsworth	29,958	5,992	23,966	20% annually beginning on 12/31/2006

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of December 31, 2006, the Compensation Committee consisted of Mr. Horn, as Chairman, Mr. Fogelman, Mr. Grinalds, and Mr. Sansom. None of the current members of the Compensation Committee is or was an officer or employee of Mid-America. During 2006, none of Mid-America’s executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on Mid-America’s Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION TABLE

     Directors who are employees of Mid-America do not receive additional remuneration for serving as directors. In 2006, each non-employee director received $26,000 annually for serving on the Board of Directors. To compensate for their additional duties, the Audit Committee chairman received an additional $15,000 annually, and other committee chairmen received an additional $5,500 annually. Directors also received $1,000 for attending a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board of Directors meeting in person and $500 for attending a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board meeting by telephone. In accordance with Mid-America’s Non-Qualified Deferred Compensation Plan For Outside Copmany Directors, the directors have the option of having phantom stock issued into a deferred compensation account in lieu of receiving cash. If directors choose to defer their compensation in this manner, the stock is then issued in two annual installments either in shares of Mid-America’s common stock or in a cash equivalent upon the director’s retirement from the Board.

     Non-employee directors also receive $75,000 worth of shares of restricted common stock in Mid-America granted upon each director’s reelection to the Board of Directors. The shares vest in three equal annual installments at the end of each of the director’s years of service. At the discretion of the Compensation Committee, new directors appointed to the Board mid-term may receive a pro-rata grant of restricted stock based on the amount of time until the next Annual Meeting of Shareholders as well as their first grant, vesting of which remains dependent upon shareholder election to the Board of Directors.

     The table below represents the compensation earned by each non-employee director during 2006.

					Change in
					Pension Value
	Fees Earned			Non-Equity	and Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($) (1)	($) (2)	($)	($)	Earnings	($) (3)	($)
George E. Cates	$32,588.39	$25,284.01	$—	$—	$—	$7,051.08	$64,923.48
John F. Flournoy	$8,051.08	$—	$—	$—	$—	$17,558.13	$25,609.21
Robert F. Fogelman	$31,585.00	$24,996.00	$—	$—	$—	$19,931.03	$76,512.03
Alan B. Graf, Jr.	$51,055.70	$24,996.00	$—	$—	$—	$14,563.43	$90,615.13
John S. Grinalds	$38,800.66	$25,284.01	$—	$—	$—	$23,822.07	$87,906.74
Ralph Horn	$38,343.09	$24,996.00	$—	$—	$—	$26,876.01	$90,215.10
Mary E. McCormick	$28,000.00	$19,822.66	$—	$—	$—	$—	$47,822.66
William B. Sansom	$6,500.00	$2,082.86	$—	$—	$—	$—	$8,582.86
Michael S. Starnes	$26,579.62	$24,996.00	$—	$—	$—	$22,899.90	$74,475.52
____________________

(1)	This column represents annual director fees, meeting fees and chairmen fees regardless of whether they were paid as cash or deferred by the director and issued as phantom stock in Mid-America’s Non-qualified Deferred Compensation Plan For Outside Company Directors.

(2)	This column represents the 123(R) fair market value expense booked during 2006 for both previously issued stock awards and stock awards made in 2006 upon director appointment or reelection to the Board. The restricted common stock awards that were issued in 2006 include the following grants:

		Price	Number			Full
	Date of	of	of	Vesting	2006 123(R)	Grant Date
Name	Grant	Grant	Shares	Schedule	Expense	Fair Value
George E. Cates	5/19/2005	$40.71	614	100% on 5/19/2006	$9,593.15	$24,995.94
George E. Cates	5/16/2006	$52.34	1,432	33.33% annually for three years	$15,690.86	$74,950.88
John F. Flournoy (*)	5/19/2005	$40.71	1,228	50% annually for two years	$—	$49,991.88
Robert F. Fogelman	5/19/2005	$40.71	1,228	50% annually for two years	$24,996.00	$49,991.88
Alan B. Graf, Jr.	5/19/2005	$40.71	1,842	33.33% annually for three years	$24,996.00	$74,987.82
John S. Grinalds	5/19/2005	$40.71	614	100% on 5/19/2006	$9,593.15	$24,995.94
John S. Grinalds	5/16/2006	$52.34	1,432	33.33% annually for three years	$15,690.86	$74,950.88
Ralph Horn	5/19/2005	$40.71	1,842	33.33% annually for three years	$24,996.00	$74,987.82
Mary E. McCormick	3/15/2006	$56.60	73	100% on 5/16/2006	$4,131.80	$4,131.80
Mary E. McCormick	5/16/2006	$52.34	1,910	25% annually for four years	$15,690.86	$99,969.40
William B. Sansom	11/30/2006	$60.00	1,458	14.2% on 5/22/2007 then 28.6%	$2,082.86	$87,480.00
				annually for three years
Michael S. Starnes	5/19/2005	$40.71	1,228	50% annually for two years	$24,996.00	$49,991.88
____________________

(*)	Mr. Flournoy’s restricted stock grant was forfeited upon his retirement from the Board.

(3)	This column includes the dividend reinvestment shares acquired in Mid-America’s Non-qualified Deferred Compensation Plan For Outside Company Directors during the year.

AUDIT COMMITTEE REPORT

     The Audit Committee has the responsibilities and powers set forth in its charter which include the responsibility to assist our Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.

     Management of Mid-America is responsible for the preparation, presentation and integrity of Mid-America’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Mid-America’s independent registered public accounting firm is responsible for planning and carrying out a proper audit of Mid-America’s annual financial statements, reviews of Mid-America’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

     The Audit Committee has reviewed and discussed Mid-America’s audited financial statements for the year ended December 31, 2006, with management. In addition, we have discussed with Ernst & Young LLP, Mid-America’s independent registered public accounting firm, the matters required by Codification of Statement on Auditing Standards No. 61, the Sarbanes-Oxley Act of 2002, and other matters required by the charter of this Committee.

     The Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and we have discussed with Ernst & Young LLP their independence from Mid-America and its management.

     The Committee has received both management’s and the independent registered public accountant’s reports on internal control over financial reporting. The Committee has discussed the results of their audits. Management reported to the Committee that no material weaknesses were identified by management during its assessment.

     The Committee has discussed with Mid-America’s management and the independent registered public accountants such other matters and received such assurances from them as we deemed appropriate.

     As a result of our review and discussions, we have recommended to the Board of Directors the inclusion of Mid-America’s audited financial statements in the annual report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
ALAN B. GRAF, JR. (Chairman)
JOHN S. GRINALDS
MARY E. MCCORMICK
MICHAEL S. STARNES

AUDIT AND NON-AUDIT FEES

     The following table shows the fees paid or accrued by Mid-America for audit and other services provided by Ernst & Young LLP, Mid-America’s independent registered public accounting firm effective October 31, 2005, and for the years ended December 31, 2005, and 2006 and by KPMG LLP, which served as Mid-America’s independent registered public accounting firm for the year ended December 31, 2004, and through the filing of Mid-America’s interim report on Form 10-Q which was filed on October 31, 2005.

		Audit		All
	Audit	Related	Tax	Other	Total
	Fees	Fees	Fees (1)	Fees	Fees
2006
Ernst & Young LLP	$793,515	$16,000	$—	$—	$809,515
KPMG LLP	$99,000	$—	$279,667	$—	$378,667
2005
Ernst & Young LLP	$474,365	$—	$—	$—	$474,365
KPMG LLP	$164,000	$—	$301,088	$—	$465,088
____________________

(1) Tax Fees consist of fees associated with tax compliance, tax advice and tax planning.

     SEC rules under Section 202 of the Sarbanes-Oxley Act of 2002 require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. In 2002, our Audit Committee began pre-approving all services provided by our independent registered public accounting firm and has pre-approved all new services since that time.

     On September 19, 2005, the Audit Committee dismissed KPMG LLP as Mid-America’s independent registered public accounting firm. The dismissal was effective on October 31, 2005, upon the filing of our Form 10-Q for the third quarter of 2005.

     The audit reports of KPMG LLP on the consolidated financial statements of Mid-America and its subsidiaries as of and for the years ended December 31, 2004, and 2003, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     For the years ended December 31, 2004, and 2003, and through October 31, 2005, there were no disagreements between Mid-America and KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its reports. There were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K that occurred during the 2003 and 2004 fiscal years and through October 31, 2005.

     On September 19, 2005, Mid-America engaged Ernst & Young LLP as its new independent registered public accounting firm to conduct the audit of Mid-America’s financial statements as of and for the year ended December 31, 2005. The decision to engage Ernst & Young was made and approved by the Audit Committee. During the 2003 and 2004 fiscal years and through October 31, 2005, Mid-America had not consulted with Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Mid-America’s financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     The Board of Directors proposes that the following Class I nominees, all of whom are currently serving as directors, be reelected for a new term of three years and until their successors are duly elected and qualified. We have no reason to believe that any nominee for Director will not agree or be available to serve as a Director if elected. However, should any nominee become unable or unwilling to serve, the proxies may be voted for a substitute nominee or to allow the vacancy to remain open until filled by our Board of Directors. The presence of a quorum at the Annual Meeting, either in person or by written proxy, and the affirmative vote of a plurality of the votes cast at the meeting are necessary to elect a nominee as a director.

     Ms. McCormick, who joined the Board in March 2006, was recommended to the Nominating and Corporate Governance Committee as an additional Board member by FPL Associates Compensation and approved by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee. Mr. Sansom, who joined the Board in November 2006, was recommended to the Nominating and Corporate Governance Committee as an additional Board member by Mr. Horn, chairman of the Nominating and Corporate Governance Committee, and approved by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee.

     Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement.

NOMINEES FOR ELECTION

Class I Director Nominees

     Terms will expire at the 2010 Annual Meeting

MARY E. MCCORMICK

     Mrs. McCormick, age 49, has served as a director since March 2006. Ms. McCormick served the Ohio Public Employees Retirement System from 1989 through 2005, most recently directing real estate investments and overseeing an internally managed REIT portfolio. From 2005 to 2006 Ms. McCormick was a strategy consultant for Hawkeye Partners, an investment management firm. Ms. McCormick has held a number of leadership positions on a variety of national and regional real estate associations. Ms. McCormick also serves as a director for EastGroup Properties, Inc.

Committees: Audit

WILLIAM B. SANSOM

     Mr. Sansom, age 65, has served as a director since November 2006. Mr. Sansom is the Chairman of the Board of Directors, Chief Executive Officer and President of the H.T. Hackney Co. From 1979 to 1981, Mr. Sansom served as the Tennessee Commissioner of Transportation, and from 1981 to 1983 as the Tennessee Commissioner of Finance and Administration. In 2006, Mr. Sansom was named the Chairman of the Board of the Tennessee Valley Authority. Mr. Sansom also serves as a director for Astec Industries, Inc. and First Horizon National Corporation.

Committees: Compensation, Nominating and Corporate Governance

     The affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, is required to elect the nominees as directors.

The Board of Directors recommends a vote “FOR” each of the two director nominees.

INCUMBENT DIRECTORS

Class II Directors

     Terms will expire at the 2008 Annual Meeting

H. ERIC BOLTON, JR.

     Mr. Bolton, age 50, has served as a director since February 1997. Mr. Bolton is our Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the planned retirement of George E. Cates in October 2001 and became Chairman of the Board in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors.

Committees: None

ALAN B. GRAF, JR.

     Mr. Graf, age 53, has served as a director since June 2002. Mr. Graf is the Executive Vice President and Chief Financial Officer of FedEx Corporation, a position he has held since 1998 and is a member of FedEx Corporation’s Executive Committee. Prior to that time, Mr. Graf was Executive Vice President and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998. Mr. Graf joined FedEx in 1980. Mr. Graf is also a director for NIKE Inc. and Methodist Hospitals.

Committees: Audit (Chairman)

RALPH HORN

     Mr. Horn, age 66, has served as a director since April 1998. Mr. Horn was elected President, Chief Operating Officer, and a director of First Tennessee National Corporation (“FTNC”), now First Horizon National Corporation, in July 1991 and Chief Executive Officer in April 1994. Mr. Horn was elected Chairman of the Board of FTNC in January 1996. Mr. Horn served as Chief Executive Officer and President of FTNC until July 2002, and as Chairman of the Board through December 2003. Mr. Horn is also a director of Harrah’s Entertainment, Inc. and Gaylord Entertainment Corporation.

Committees: Compensation (Chairman), Nominating and Corporate Governance (Chairman)

Class III

     Terms will expire at the 2009 Annual Meeting

GEORGE E. CATES

     Mr. Cates, age 69, has served as a director since 1994 and served as Chairman of the Board of Directors from the time of its initial public offering in February 1994 until September 2002. Mr. Cates served as our President and Chief Executive Officer from February 1994 until his planned retirement in October 2001. Mr. Cates was President and Chief Executive Officer of The Cates Company from 1977 until its merger with us in February 1994.

Committees: None

JOHN S. GRINALDS

     General Grinalds, age 69, has served as a director since November 1997. General Grinalds served as the President of The Citadel from 1997 until August 2005. Prior to assuming the presidency of The Citadel, General Grinalds was the headmaster of Woodberry Forest School. From 1989 to 1991, General Grinalds held the rank of Major General in the United States Marine Corp. General Grinalds is also a director of Carolina First Bank.

Committees: Audit, Compensation, Nominating and Corporate Governance

SIMON R. C. WADSWORTH

     Mr. Wadsworth, age 59, has been Executive Vice President, Chief Financial Officer and a director since joining Mid-America in March 1994. Mr. Wadsworth owned a distribution company from 1982 until its successful sale in 1993 and prior to that served as Director of Mergers and Acquisitions for Holiday Inns, Inc.

Committees: None

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTING FIRM

     The Audit Committee is responsible for selecting our independent registered public accounting firm and has selected Ernst & Young LLP to audit our financial statements for the 2007 fiscal year. Accordingly, shareholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007. The Board of Directors believes, however, that submitting the appointment of Ernst & Young LLP to the shareholders for ratification is a matter of good corporate governance. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and to answer any appropriate questions.

     In the event you do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment of Ernst & Young LLP. Even if you do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Mid-America and our shareholders.

     For ratification of the proposal to appoint Ernst & Young LLP as Mid-America’s independent registered public accounting firm for the fiscal year ending December 31, 2007, the proposal must receive more votes in favor of ratification than votes cast against.

On behalf of the Audit Committee, the Board of Directors recommends a vote in favor of Proposal No. 2.

OTHER MATTERS

     The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

LESLIE B.C. WOLFGANG
Vice President, Director of External Reporting and
Corporate Secretary
April 13, 2007

C/O AMERICAN STOCK TRANSFER
AND TRUST COMPANY
59 MAIDEN LANE
PLAZA LEVEL
NEW YORK, NY 10038

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MID-AMERICA APARTMENT COMMUNITIES, INC.

Vote on Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	ELECTION OF TWO CLASS I DIRECTORS.
01. Mary E. McCormick 02. William B. Sansom		☐	☐	☐

						For	Against	Abstain
Vote on Proposal

2.	RATIFICATION OF ERNST & YOUNG LLP AS MID-AMERICA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.					☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR ALL PROPOSALS.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

PROXY

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 POPLAR AVENUE, SUITE 300, MEMPHIS, TENNESSEE 38138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Leslie B.C. Wolfgang and Simon R.C. Wadsworth, and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Mid-America Apartment Communities, Inc. held of record by the undersigned on March 16, 2007 at the Annual Meeting of Shareholders to be held on May 22, 2007, or any adjournment thereof.

(PLEASE SEE REVERSE SIDE)